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                      THE EXHIBIT INDEX IS ON PAGE 5

As filed with the Securities and Exchange Commission on
                                        Registration No. 33-_________



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           ____________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   under
                        THE SECURITIES ACT OF 1933
                           ____________________

                         ALEX. BROWN INCORPORATED
          (Exact name of registrant as specified in its charter)

        Maryland                                           52-1434118
   (State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

     135 East Baltimore Street
        Baltimore, Maryland                                        21202
(Address of Principal Executive Offices)                         (Zip Code)
                           ____________________

                        1991 EQUITY INCENTIVE PLAN
                         (Full title of the plan)
                           ____________________

                              Robert F. Price
                       Secretary and General Counsel
                           Alex. Brown Incorporated
                          135 East Baltimore Street
                          Baltimore, Maryland 21202
                              (410) 727-1700

                   (Name, address and telephone number,
                including area code, of agent for service)
                           ____________________

                      CALCULATION OF REGISTRATION FEE



Title of                    Proposed          Proposed
securities     Amount       maximum           maximum
to be          to be        offering          aggregate        Amount of
registered     registered   price per unit    offering price   registration fee
Common Stock
(par value
$.10 per
share)         1,125,919    $27.44            $30,895,217      $10,653.52 (1)


(1) Pursuant to Rule 457(h), the proposed maximum aggregate offering price and amount of registration fee are based upon the average of the high and low prices reported in the consolidated reporting system on August 8, 1994.


^L
Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE



     The contents of the Form S-8 Registration Statement, Registration No. 33-40619, as filed with the Securities and Exchange Commission on May 16, 1991, and as supplemented on March 16, 1992, via Registration No. 33-46282, and as supplemented on August 5, 1993, via Registration No. 33-67050, and as supplemented on May 18, 1994 via Registration No. 33-53687, are herewith incorporated by reference.



Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL



     At the time of the issuance of the Opinion of Counsel, Robert F. Price was employed as General Counsel of the registrant and held, directly or indirectly, 37,539 shares of the Common Stock of the registrant as well as options to purchase an additional 9,900 shares and debentures convertible into an additional 17,975 shares.


^L
                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, and the State of Maryland, on this 18th day of July, 1994.

                                   ALEX. BROWN INCORPORATED


                                   By: s/ A. B. Krongard
                                       Chairman of the Board



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons who comprise a majority of the Board of the registrant, in the capacities and on the date indicated.

Name                          Title                    Date


s/ A. B. Krongard           Chief Executive Officer     July 18, 1994
A. B. Krongard                  and Director



s/ Mayo A. Shattuck III     President; Chief,           July 18, 1994
Mayo A. Shattuck III            Operating Officer
                                   and Director


s/ Beverly L. Wright        Treasurer; Chief            July 18, 1994
Beverly L. Wright               Financial Officer


s/ Lee A. Ault              Director                    July 18, 1994
Lee A. Ault


s/ Thomas C. Barry          Director                    July 18, 1994
Thomas C. Barry


                            Director                    July   , 1994
Andre W. Brewster


s/ Benjamin H. Griswold IV  Director                    July 18, 1994
Benjamin H. Griswold IV


s/ Donald B. Hebb, Jr.      Director                    July 18, 1994
Donald B. Hebb, Jr.


s/ Steven Muller, Ph.D      Director                    July 18, 1994
Steven Muller, Ph.D


s/ David M. Norman          Director                    July 18, 1994
David M. Norman


s/ Frank E. Richardson      Director                    July 18, 1994
Frank E. Richardson

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                               EXHIBIT INDEX


Exhibit Number Description                                       Page


     5         Opinion of Robert F. Price (contains
                                                                   6
               Consent of Counsel) relating to the 1991
               Equity Incentive Plan

     23.1      Consent of Counsel (contained in Exhibit 5)         6

     23.2      Consent of KPMG Peat Marwick relating to the        7
               1991 Equity Incentive Plan